April 9, 2013

Ariel Investment Trust,
on behalf of its fund series as
set forth on Appendix I attached hereto
200 East Randolph Drive
Suite 2900
Chicago, Illinois 60601

RE:	Sixth Amendment to Ariel Investment Trust Line of Credit

Ladies and Gentlemen:

    State  Street  Bank  and  Trust  Company  (the  “Bank”)   has  made  available  to  Ariel Investment Trust, a Massachusetts business trust registered under the Investment Company Act (the “Borrower”), on behalf of its fund series from time to time listed on Appendix I attached hereto (each such fund series, an “Fund”),  a $125,000,000.00  uncommitted, unsecured demand line of credit (the “Uncommitted Line”) as described in a letter agreement dated April15, 2008, by and among the Borrower and the Bank (as amended, the “Loan Agreement”).  The obligations of the Borrower  arising under the Uncommitted Line are evidenced  by a promissory note in the original principal amount of $125,000,000.00 dated April 15, 2008 (the “Note”).  Any capitalized term not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

    The Borrower has requested, and the Bank has agreed, to extend the Uncommitted Line for an additional 364-day period from the date hereof as set forth below.  Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower, on behalf of the Funds, and the Bank agree as follows:

    I.           Amendment to Loan Agreement

    Section I (1) of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor:  “The Uncommitted Line shall expire on April 8, 2014  (the  “Expiration   Date”),  unless  extended  by  mutual  agreement  of  the  Bank  and  the Borrower or,  with respect to any Fund, terminated by the Borrower on behalf of such Fund as provided herein.”

    II.           Miscellaneous

     1.         Other than as amended hereby, all terms and conditions of the Loan Agreement and all related Loan Documents are ratified and affirmed as of the date hereof and extended in order to give effect to the terms hereof.

Ariel Investment Trust,
on behalf of its fund series as
set forth on Appendix I attached hereto
April9, 2013
Page2

    2.          The  Borrower,  for  itself  and on behalf  of each  of  its  Funds,  represents and warrants  to  the  Bank  as  follows:    (a)  no  Default  or  Event  of  Default  has  occurred  and  is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties of the Borrower  contained in the Loan Agreement is true and correct in all material respects  on  and  as  of  the  date  of  this  letter  amendment;  (c)  the  execution,  delivery  and performance   of   this   letter   amendment,   and   the   Loan   Documents,   as   amended   hereby (collectively, the “Amended  Loan Documents”):   (i) are, and will be, within the Borrower's or Fund's  power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained  in, the declaration of trust or by-laws or other organizational documents of the Borrower or Fund or any law, rule or regulation applicable to the Borrower or Fund, (v) do not constitute a default under any other agreement, order or undertaking binding on the Borrower or Fund, and (vi) do not require the consent or approval of any other party other than for those consents   and  approvals   which  have  been  received;  and  (d)  each  of  the  Amended  Loan Documents constitutes  the legal, valid, binding and enforceable obligation  of the Borrower and each  Fund,  except  as  the  same  may  be  limited  by  bankruptcy,  insolvency,  reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

    3.         Upon  receipt  of a fully executed copy of this letter amendment  and such other documents  or  instruments  as  the  Bank  may  reasonably request,  this  letter  amendment  shall constitute an amendment to the Loan Agreement to be governed by the laws of the Commonwealth of Massachusetts.

    4.         This  letter  amendment  may be executed in counterparts  each of which shall be deemed to be an original document.

[Remainder of Page Intentionally Left Blank.]

If the foregoing is acceptable to you, please have an authorized officer of the Borrower execute this letter amendment below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By:  /s/Christopher Ducar
Christopher Ducar, Vice President

Agreed to and accepted:

ARIEL INVESTMENT  TRUST,
on behalf of its fund series as
set forth on Appendix I attached hereto

By:
Name:
Title:

If the foregoing is acceptable to you, please have an authorized officer of the Borrower execute this letter amendment below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By:   /s/Christopher Ducar
Christopher Ducar, Vice President

Agreed to and accepted:

ARIEL INVESTMENT TRUST,
on behalf of its fund series as
set forth on Appendix I attached hereto

By: /s/Anita M. Zagrodnik
Name: Anita M. Zagrodnik
Title: Vice President, Treasurer, Secretary

APPENDIX I

List of Borrowers and Funds

Name

Ariel Investment Trust,

on behalf of each of:

Ariel Appreciation Fund Ariel Discovery Fund
Ariel Global Equity Fund
Ariel International Equity Fund
Ariel Focus Fund
Ariel Fund